CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	April 25, 2022
Executive Vice President
Chief Financial Officer
(563) 589-1994
BMcKeag@htlf.com

HEARTLAND FINANCIAL USA, INC. ("HTLF") REPORTS QUARTERLY RESULTS AS OF MARCH 31, 2022

Highlights and Developments

▪	Quarterly loan growth of $357.8 million or 4%, exclusive of Paycheck Protection Program ("PPP") loans
▪	Quarterly non-time deposit growth of $219.4 million or 1%
▪	Quarterly net income available to common stockholders of $47.9 million
▪	Diluted earnings per common share of $1.12
▪	Nonperforming assets to total assets of 0.32% and 30-89 day loan delinquencies were 0.10% of total loans

	Three Months Ended March 31,
	2022	2021
Net income available to common stockholders (in millions)	$47.9	$50.8
Diluted earnings per common share	1.12	1.20

Return on average assets	1.05%	1.19%
Return on average common equity	9.69	10.49
Return on average tangible common equity (non-GAAP)(1)	14.38	15.90
Net interest margin	3.08	3.44
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.12	3.48
Efficiency ratio, fully-tax equivalent (non-GAAP)(1)	64.65	56.61
(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"HTLF is off to a great start in 2022. The execution of our growth strategies and recent investments in talent and technology resulted in strong loan growth, increased fee revenue and excellent credit metrics for the first quarter."
Bruce K. Lee, president and chief executive officer, HTLF

Dubuque, Iowa, Monday, April 25, 2022-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following results for the quarter ended March 31, 2022 compared to the quarter ended March 31, 2021:
•Net income available to common stockholders of $47.9 million compared to $50.8 million, a decrease of $2.9 million or 6%.
•Earnings per diluted common share of $1.12 compared to $1.20, a decrease of $0.08 or 7%.
•Net interest income of $134.7 million compared to $139.6 million, a decrease of $4.9 million or 4%.
•Return on average common equity was 9.69% and return on average assets was 1.05% compared to 10.49% and 1.19%.
•Return on average tangible common equity (non-GAAP) was 14.38% compared to 15.90%.

"HTLF is off to a great start in 2022. The execution of our growth strategies and recent investments in talent and technology resulted in strong loan growth, increased fee revenue and excellent credit metrics for the first quarter," said Bruce K. Lee, president and chief executive officer of HTLF.

Charter Consolidation Update
The HTLF Board of Directors unanimously approved a plan to consolidate its 11 separate bank charters. The consolidation project is underway and is expected to be completed by the end of 2023. The remaining estimated restructuring costs of the project are approximately $17.0 million. The ongoing financial benefits from consolidation are expected to be approximately $20.0 million when the project is completed and are expected to arise from the elimination of redundancies and improved operating processes. The consolidation will also increase operating capacity to be leveraged with future growth and provide better alignment of products and services.

Net Interest Income and Net Interest Margin

Net interest margin, expressed as a percentage of average earning assets, was 3.08% (3.12% on a fully tax-equivalent basis, non-GAAP) for the first quarter of 2022 compared to 3.44% (3.48% on a fully tax-equivalent basis, non-GAAP) during the first quarter of 2021.

Total interest income and average earning asset changes for the first quarter of 2022 compared to the first quarter of 2021 were:
•Total interest income was $141.3 million, which was a decrease of $6.2 million or 4% from $147.5 million and primarily attributable to lower yields and a reduction of PPP loan interest income. PPP loan interest income totaled $4.3 million compared to $10.1 million, which was a decrease of $5.8 million or 57%.
•Total interest income on a tax-equivalent basis (non-GAAP) was $143.4 million, which was a decrease of $5.8 million or 4% from $149.2 million.
•Average earning assets increased $1.30 billion or 8% to $17.76 billion compared to $16.46 billion, which was primarily attributable to increases in the securities portfolio.
•The average rate on earning assets decreased 41 basis points to 3.27% compared to 3.68%, which was primarily due to a shift in earning asset mix. Total average securities were 43% of total average earning assets compared to 39%.

Total interest expense and average interest bearing liability changes for the first quarter of 2022 compared to the first quarter of 2021 were:
•Total interest expense was $6.6 million, a decrease of $1.3 million or 16% from $7.8 million, based on a decrease in the average interest rate paid, which was partially offset by an increase in average interest bearing liabilities.
•The average interest rate paid on interest bearing liabilities decreased to 0.26% compared to 0.32%.
•Average interest bearing deposits increased $695.6 million or 8% to $9.96 billion from $9.27 billion which was primarily attributable to deposit growth.
•The average interest rate paid on interest bearing deposits decreased 7 basis points to 0.12% compared to 0.19%.
•Average borrowings decreased $159.4 million or 24% to $491.8 million from $651.2 million, which was primarily attributable to reduced advances from the PPP lending fund used to fund PPP loans to borrowers. Average advances from the PPP lending fund were $0 compared to $143.7 million. The average interest rate paid on borrowings was 2.97% compared to 2.15%.

Net interest income changes for the first quarter of 2022 compared to the first quarter of 2021 were:
•Net interest income totaled $134.7 million compared to $139.6 million, which was a decrease of $4.9 million or 4%. PPP loan interest income totaled $4.3 million compared to $10.1 million, which was a decrease of $5.8 million or 57%.
•Net interest income on a tax-equivalent basis (non-GAAP) totaled $136.8 million compared to $141.4 million, which was a decrease of $4.6 million or 3%.

Noninterest Income and Noninterest Expense

Total noninterest income was $34.6 million during the first quarter of 2022 compared to $30.3 million during the first quarter of 2021, an increase of $4.3 million or 14%. Significant changes within the noninterest income category for the first quarter of 2022 compared to the first quarter of 2021 were:
•Service charges and fees increased $1.6 million or 12% to $15.3 million from $13.7 million. Credit card revenue was $5.6 million compared to $4.3 million, which was an increase of $1.3 million or 31%.
•Net security gains totaled $2.9 million compared to net losses of $30,000.
•Net gains on sales of loans held for sale totaled $3.4 million compared to $6.4 million, which was a decrease of $3.0 million or 47% and was primarily attributable to a decrease of loans sold to the secondary market.
•Other noninterest income totaled $3.9 million compared to $1.2 million, which was an increase of $2.8 million. Commercial swap fee income and syndication income totaled $3.0 million compared to $77,000.
Total noninterest expense was $110.8 million during the first quarter of 2022 compared to $102.4 million during the first quarter of 2021, which was an increase of $8.4 million or 8%. Significant changes within the noninterest expense category for the first quarter of 2022 compared to the first quarter of 2021 were:
•Salaries and employee benefits totaled $66.2 million compared to $59.1 million, which was an increase of $7.1 million or 12%. The increase was primarily attributable to higher salary and health care expenses as a result of more full time equivalent employees and normalized health care usage. Full-time equivalent employees increased 77 to 2,208 compared to 2,131.
•Professional fees increased $1.7 million or 12% to $15.2 million compared to $13.5 million. The increase was primarily attributable to higher cloud based computing expenses.
•Other noninterest expenses increased $2.5 million or 22% to $14.1 million compared to $11.6 million. The following items impacted the first quarter of 2022 compared to the first quarter of 2021:
•Travel and staff and customer entertainment expenses increased $651,000 to $1.1 million from $482,000. In-person meetings and events were limited in the first quarter of 2021 due to the pandemic.
•Credit card processing and rebate expenses increased $1.2 million or 53% to $3.5 million from $2.3 million, which was primarily attributable to increased volume.

The effective tax rate was 22.32% for the first quarter of 2022 compared to 22.50% for the first quarter of 2021. The following items impacted the first quarter 2022 and 2021 tax calculations:
•Solar energy tax credits of $0 compared to $97,000.
•Federal low-income housing tax credits of $135,000 in each quarterly calculation.
•New markets tax credits of $75,000 in each quarterly calculation.
•Historic rehabilitation tax credits of $63,000 compared to $0.
•Tax-exempt interest income as a percentage of pre-tax income of 12.42% compared to 9.72%.
•Tax benefit of $172,000 compared to $153,000 resulting from the vesting of restricted stock units.

Total Assets, Total Loans and Total Deposits

Total assets were $19.24 billion at March 31, 2022, a decrease of $35.3 million or less than 1% from $19.27 billion at year-end 2021. Securities represented 37% and 40% of total assets at March 31, 2022, and December 31, 2021, respectively.

Total loans held to maturity were $10.19 billion at March 31, 2022, compared to $9.95 billion at December 31, 2021, which was an increase of $232.0 million or 2%. Excluding total PPP loans, loans increased $357.8 million or 4% during the first quarter of 2022.

Significant changes by loan category at March 31, 2022 compared to December 31, 2021 included:
•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, increased $73.5 million or 1% to $5.16 billion compared to $5.09 billion.
•PPP loans originated in 2020 ("PPP I") decreased $21.4 million or 79%. PPP loans originated in 2021 ("PPP II") decreased $104.4 million or 60%.
•Excluding total PPP loans, commercial and business lending increased $199.4 million or 4% to $5.08 billion from $4.89 billion.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $137.5 million or 5% to $3.00 billion compared to $2.87 billion.

Total deposits were $16.67 billion as of March 31, 2022, compared to $16.42 billion at December 31, 2021. Significant deposit changes by category at March 31, 2022 compared to December 31, 2021 included:
•Demand deposits decreased $119.1 million or 2% to $6.38 billion compared to $6.50 billion.
•Savings deposits increased $338.5 million or 4% to $9.24 billion from $8.90 billion.

Provision and Allowance

Provision and Allowance for Credit Losses for Loans
Provision benefit for credit losses for loans for the first quarter of 2022 was $6.4 million, which was a decrease of $6.4 million from provision expense of $16,000 recorded in the first quarter of 2021. The provision benefit for the first quarter of 2022 was impacted by several factors, including:
•decrease in nonperforming loans of $32.5 million to $59.3 million or 0.58% of total loans compared to $91.9 million or 0.91% of total loans at March 31, 2021,
•nonpass loans declined to 6.3% of total loans compared to 11.5% of total loans at March 31, 2021,
•loans delinquent 30-89 days as a percent of total loans fell to 0.10% compared to 0.16% at March 31, 2021, and
•improved macroeconomic factors compared to the first quarter of 2021.

The allowance for credit losses for loans totaled $100.7 million and $110.1 million at March 31, 2022, and December 31, 2021, respectively. The following items have impacted the allowance for credit losses for loans for the three months ended March 31, 2022:
•Provision benefit for the three months ended March 31, 2022, totaled $6.4 million.
•Net charge offs of $3.0 million were recorded for the first three months of 2022.

Provision and Allowance for Credit Losses for Unfunded Commitments
The allowance for unfunded commitments totaled $16.1 million at March 31, 2022, which was an increase of $617,000 from $15.5 million at December 31, 2021. Unfunded commitments increased $300.1 million to $4.13 billion at March 31, 2022 compared to $3.83 billion at December 31, 2021.

Total Provision and Allowance for Lending Related Credit Losses
The total provision benefit for lending related credit losses was $5.7 million for the first quarter of 2022 compared to $645,000 for the first quarter of 2021. The total allowance for lending related credit losses was $116.8 million or 1.15% of total loans at March 31, 2022, compared to $125.6 million or 1.26% of total loans as of December 31, 2021.

Nonperforming Assets

Nonperforming assets decreased $11.1 million or 15% to $60.8 million or 0.32% of total assets at March 31, 2022, compared to $71.9 million or 0.37% of total assets at December 31, 2021. Nonperforming loans were $59.3 million or 0.58% of total loans at March 31, 2022, compared to $69.9 million or 0.70% of total loans at December 31, 2021. At March 31, 2022, loans delinquent 30-89 days were 0.10% of total loans compared to 0.07% of total loans at

December 31, 2021.

Non-GAAP Financial Measures
This earnings release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate the company's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this earnings release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this earnings release.

Below are the non-GAAP measures included in this earnings release, management's reason for including each measure and the method of calculating each measure:
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this earnings release.
•Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
Conference Call Details
HTLF will host a conference call for shareholders, analysts and other interested parties at 5:00 p.m. EDT today. To join, please register in advance of the conference using the link provided below. Upon registering, participant dial-in numbers, Direct Event passcode and unique registrant ID will be provided. Direct Event online registration can be found at: http://www.directeventreg.com/registration/event/5974087. In the 10 minutes prior to the call start time, participants need to use the conference access information provided in the email received at the point of registering. A replay will be available until April 24, 2023, by logging on to www.htlf.com.

About HTLF
Heartland Financial USA, Inc., operating under the brand name HTLF, is a financial services company with assets of $19.24 billion. HTLF has banks serving communities in Arizona, California, Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, Montana, New Mexico, Texas and Wisconsin. HTLF is committed to its core commercial business, supported by a strong retail operation, and provides a diversified line of financial services including treasury management, residential mortgage, wealth management, investment and insurance. Additional information is available at www.htlf.com.

Safe Harbor Statement
This release (including any information incorporated herein by reference) contains, and future oral and written statements of HTLF and its management may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, financial condition, results of operations, plans, objectives and future performance of HTLF.

Any statements about HTLF's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements may include information about possible or assumed future results of HTLF's operations or performance, and may be based upon beliefs, expectations and assumptions of HTLF's management. These forward-looking statements are generally identified by the use of the words such as "believe", "expect", "anticipate", "plan", "intend", "estimate", "project", "may", "will", "would", "could", "should", "may", "view", "opportunity", "potential", or similar or negative expressions of these words or phrases that are used in this release, and future oral and written statements of HTLF and its management. Although HTLF may make these statements based on management’s experience, beliefs, expectations, assumptions and best estimate of future events, the ability of HTLF to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which HTLF currently believes could have a material effect on its operations and future prospects, are detailed below and in the risk factors in HTLF's reports filed with the Securities and Exchange Commission ("SEC"), including the "Risk Factors" section under Item 1A of Part I of HTLF’s Annual Report on Form 10-K for the year ended December 31, 2021, include, among others:
•Coronavirus Disease 2019 ("COVID-19") Pandemic Risks, including risks related to the ongoing COVID-19 pandemic and measures enacted by the U.S. federal and state governments and adopted by private businesses in response to the COVID-19 pandemic;
•Economic and Market Conditions Risks, including risks related to changes in the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, terrorist threats or acts of war;
•Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF's borrowers, changes in asset and collateral values and climate and other borrower industry risks which may impact the provision for credit losses and net charge-offs;
•Liquidity and Interest Rate Risks, including the impact of capital market conditions and changes in monetary policy on our borrowings and net interest income;
•Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks;
•Strategic and External Risks, including economic, political and competitive forces impacting our business;
•Legal, Compliance and Reputational Risks, including regulatory and litigation risks; and
•Risks of Owning Stock in HTLF, including stock price volatility and dilution as a result of future equity offerings and acquisitions.

There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect HTLF's business, financial condition and results of operations. In addition, many of these risks and uncertainties are currently amplified by and may continue to be amplified by the COVID-19 pandemic and the impact of varying governmental responses that affect HTLF’s customers and the economies where they operate. Additionally, all statements in this release, including forward-looking statements speak only as of the date they are made. HTLF does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect HTLF’s financial results, is included in HTLF's filings with the SEC.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Three Months Ended March 31,
	2022	2021
Interest Income
Interest and fees on loans	$102,369	$112,439
Interest on securities:
Taxable	32,620	30,443
Nontaxable	6,202	4,503
Interest on federal funds sold	—	1
Interest on deposits with other banks and short-term investments	71	66
Total Interest Income	141,262	147,452
Interest Expense
Interest on deposits	2,977	4,395
Interest on short-term borrowings	46	152
Interest on other borrowings	3,560	3,300
Total Interest Expense	6,583	7,847
Net Interest Income	134,679	139,605
Provision (benefit) for credit losses	(5,744)	(648)
Net Interest Income After Provision for Credit Losses	140,423	140,253
Noninterest Income
Service charges and fees	15,251	13,671
Loan servicing income	286	838
Trust fees	6,079	5,777
Brokerage and insurance commissions	869	853
Securities gains/(losses), net	2,872	(30)
Unrealized gain/ (loss) on equity securities, net	(283)	(110)
Net gains on sale of loans held for sale	3,411	6,420
Valuation adjustment on servicing rights	1,658	917
Income on bank owned life insurance	524	829
Other noninterest income	3,902	1,152
Total Noninterest Income	34,569	30,317
Noninterest Expense
Salaries and employee benefits	66,174	59,062
Occupancy	7,362	7,918
Furniture and equipment	3,519	3,093
Professional fees	15,156	13,490
Advertising	1,555	1,469
Core deposit and customer relationship intangibles amortization	2,054	2,516
Other real estate and loan collection expenses, net	195	135
(Gain)/loss on sales/valuations of assets, net	46	194
Acquisition, integration and restructuring costs	576	2,928
Partnership investment in tax credit projects	77	35
Other noninterest expenses	14,083	11,583
Total Noninterest Expense	110,797	102,423
Income Before Income Taxes	64,195	68,147
Income taxes	14,329	15,333
Net Income	49,866	52,814
Preferred dividends	(2,013)	(2,013)
Net Income Available to Common Stockholders	$47,853	$50,801
Earnings per common share-diluted	$1.12	$1.20
Weighted average shares outstanding-diluted	42,540,953	42,335,747

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Interest Income
Interest and fees on loans	$102,369	$107,721	$112,062	$111,915	$112,439
Interest on securities:
Taxable	32,620	30,637	32,384	31,546	30,443
Nontaxable	6,202	5,595	4,609	4,561	4,503
Interest on federal funds sold	—	—	—	—	1
Interest on deposits with other banks and short-term investments	71	86	132	60	66
Total Interest Income	141,262	144,039	149,187	148,082	147,452
Interest Expense
Interest on deposits	2,977	3,168	3,444	3,790	4,395
Interest on short-term borrowings	46	123	98	98	152
Interest on other borrowings	3,560	3,554	3,102	2,976	3,300
Total Interest Expense	6,583	6,845	6,644	6,864	7,847
Net Interest Income	134,679	137,194	142,543	141,218	139,605
Provision (benefit) for credit losses	(5,744)	(5,313)	(4,534)	(7,080)	(648)
Net Interest Income After Provision for Credit Losses	140,423	142,507	147,077	148,298	140,253
Noninterest Income
Service charges and fees	15,251	15,349	15,551	15,132	13,671
Loan servicing income	286	781	784	873	838
Trust fees	6,079	6,380	6,221	6,039	5,777
Brokerage and insurance commissions	869	962	866	865	853
Securities gains/(losses), net	2,872	1,563	1,535	2,842	(30)
Unrealized gain/ (loss) on equity securities, net	(283)	(27)	112	83	(110)
Net gains on sale of loans held for sale	3,411	4,151	5,281	4,753	6,420
Valuation adjustment on servicing rights	1,658	502	195	(526)	917
Income on bank owned life insurance	524	1,056	940	937	829
Other noninterest income	3,902	2,013	1,239	2,166	1,152
Total Noninterest Income	34,569	32,730	32,724	33,164	30,317
Noninterest Expense
Salaries and employee benefits	66,174	63,031	60,689	57,332	59,062
Occupancy	7,362	7,282	7,366	7,399	7,918
Furniture and equipment	3,519	3,364	3,365	3,501	3,093
Professional fees	15,156	17,631	17,242	16,237	13,490
Advertising	1,555	2,218	1,921	1,649	1,469
Core deposit and customer relationship intangibles amortization	2,054	2,169	2,295	2,415	2,516
Other real estate and loan collection expenses, net	195	363	78	414	135
(Gain)/loss on sales/valuations of assets, net	46	214	(3)	183	194
Acquisition, integration and restructuring costs	576	1,989	204	210	2,928
Partnership investment in tax credit projects	77	2,549	2,374	1,345	35
Other noninterest expenses	14,083	14,576	15,096	12,691	11,583
Total Noninterest Expense	110,797	115,386	110,627	103,376	102,423
Income Before Income Taxes	64,195	59,851	69,174	78,086	68,147
Income taxes	14,329	10,271	13,250	16,481	15,333
Net Income	49,866	49,580	55,924	61,605	52,814
Preferred dividends	(2,013)	(2,012)	(2,013)	(2,012)	(2,013)
Net Income Available to Common Stockholders	$47,853	$47,568	$53,911	$59,593	$50,801
Earnings per common share-diluted	$1.12	$1.12	$1.27	$1.41	$1.20
Weighted average shares outstanding-diluted	42,540,953	42,479,442	42,415,993	42,359,873	42,335,747

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Assets
Cash and due from banks	$198,559	$163,895	$192,247	$208,702	$198,177
Interest bearing deposits with other banks and short-term investments	406,343	271,704	135,158	240,426	269,685
Cash and cash equivalents	604,902	435,599	327,405	449,128	467,862
Time deposits in other financial institutions	2,894	2,894	3,138	3,138	3,138
Securities:
Carried at fair value	7,025,243	7,530,374	7,449,936	6,543,978	6,370,495
Held to maturity, at cost, less allowance for credit losses	81,785	84,709	85,354	85,439	85,293
Other investments, at cost	82,751	82,567	83,332	76,809	74,935
Loans held for sale	22,685	21,640	37,078	33,248	43,037
Loans:
Held to maturity	10,186,569	9,954,572	9,854,907	10,012,014	10,050,456
Allowance for credit losses	(100,716)	(110,088)	(117,533)	(120,726)	(130,172)
Loans, net	10,085,853	9,844,484	9,737,374	9,891,288	9,920,284
Premises, furniture and equipment, net	213,752	215,827	221,996	226,358	225,047
Goodwill	576,005	576,005	576,005	576,005	576,005
Core deposit and customer relationship intangibles, net	30,934	32,988	35,157	37,452	39,867
Servicing rights, net	8,102	6,890	6,351	6,201	6,953
Cash surrender value on life insurance	192,267	191,722	190,576	189,619	188,521
Other real estate, net	1,422	1,927	4,744	6,314	6,236
Other assets	310,630	246,923	237,779	246,029	236,754
Total Assets	$19,239,225	$19,274,549	$18,996,225	$18,371,006	$18,244,427
Liabilities and Equity
Liabilities
Deposits:
Demand	$6,376,249	$6,495,326	$6,537,722	$6,299,289	$6,175,946
Savings	9,236,427	8,897,909	8,416,204	8,189,223	8,179,251
Time	1,054,008	1,024,020	1,068,317	1,126,606	1,203,854
Total deposits	16,666,684	16,417,255	16,022,243	15,615,118	15,559,051
Short-term borrowings	107,372	131,597	265,620	152,563	140,597
Other borrowings	372,290	372,072	371,765	271,244	349,514
Accrued expenses and other liabilities	154,245	171,447	164,345	172,295	139,058
Total Liabilities	17,300,591	17,092,371	16,823,973	16,211,220	16,188,220
Stockholders' Equity
Preferred equity	110,705	110,705	110,705	110,705	110,705
Common stock	42,370	42,275	42,250	42,245	42,174
Capital surplus	1,073,048	1,071,956	1,068,913	1,066,765	1,063,497
Retained earnings	999,432	962,994	926,834	883,484	833,171
Accumulated other comprehensive income (loss)	(286,921)	(5,752)	23,550	56,587	6,660
Total Equity	1,938,634	2,182,178	2,172,252	2,159,786	2,056,207
Total Liabilities and Equity	$19,239,225	$19,274,549	$18,996,225	$18,371,006	$18,244,427

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Average Balances
Assets	$19,229,972	$19,151,691	$18,608,775	$18,293,756	$17,964,723
Loans, net of unearned	10,043,696	9,886,027	9,920,047	10,072,071	9,952,152
Deposits	16,459,378	16,265,476	15,817,778	15,576,345	15,044,561
Earning assets	17,757,167	17,681,917	17,123,824	16,819,978	16,460,124
Interest bearing liabilities	10,453,400	10,207,255	9,881,350	9,871,302	9,917,159
Common equity	2,003,499	2,061,973	2,072,593	1,980,904	1,963,674
Total stockholders' equity	2,114,204	2,172,678	2,183,298	2,091,609	2,074,379
Tangible common equity (non-GAAP)(1)	1,395,563	1,451,950	1,460,309	1,366,285	1,346,270

Key Performance Ratios
Annualized return on average assets	1.05%	1.03%	1.19%	1.35%	1.19%
Annualized return on average common equity (GAAP)	9.69	9.15	10.32	12.07	10.49
Annualized return on average tangible common equity (non-GAAP)(1)	14.38	13.47	15.14	18.05	15.90
Annualized ratio of net charge-offs/(recoveries) to average loans	0.12	0.03	(0.05)	0.12	0.06
Annualized net interest margin (GAAP)	3.08	3.08	3.30	3.37	3.44
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.12	3.12	3.34	3.41	3.48
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	64.65	63.86	60.38	57.11	56.61

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Common Share Data
Book value per common share	$43.14	$49.00	$48.79	$48.50	$46.13
Tangible book value per common share (non-GAAP)(1)	$28.82	$34.59	$34.33	$33.98	$31.53
Common shares outstanding, net of treasury stock	42,369,908	42,275,264	42,250,092	42,245,452	42,173,675
Tangible common equity ratio (non-GAAP)(1)	6.55%	7.84%	7.89%	8.08%	7.54%

Other Selected Trend Information
Effective tax rate	22.32%	17.16%	19.15%	21.11%	22.50%
Full time equivalent employees	2,208	2,249	2,163	2,091	2,131

Loans Held to Maturity
Commercial and industrial	$2,818,700	$2,645,085	$2,538,369	$2,518,908	$2,421,260
Paycheck Protection Program ("PPP")	74,065	199,883	409,247	829,175	1,155,328
Owner occupied commercial real estate	2,266,076	2,240,334	2,135,227	1,940,134	1,837,559
Commercial and business lending	5,158,841	5,085,302	5,082,843	5,288,217	5,414,147
Non-owner occupied commercial real estate	2,161,761	2,010,591	2,020,487	1,987,369	1,967,183
Real estate construction	842,483	856,119	814,001	854,295	796,027
Commercial real estate lending	3,004,244	2,866,710	2,834,488	2,841,664	2,763,210
Total commercial lending	8,163,085	7,952,012	7,917,331	8,129,881	8,177,357
Agricultural and agricultural real estate	766,443	753,753	684,670	679,608	683,969
Residential mortgage	825,242	829,283	840,356	800,884	786,994
Consumer	431,799	419,524	412,550	401,641	402,136
Total loans held to maturity	$10,186,569	$9,954,572	$9,854,907	$10,012,014	$10,050,456

Total unfunded loan commitments	$4,130,316	$3,830,219	$3,583,417	$3,433,062	$3,306,042

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Allowance for Credit Losses-Loans
Balance, beginning of period	$110,088	$117,533	$120,726	$130,172	$131,606
Provision (benefit) for credit losses	(6,361)	(6,808)	(4,448)	(6,466)	16
Charge-offs	(4,034)	(1,953)	(1,167)	(3,497)	(2,126)
Recoveries	1,023	1,316	2,422	517	676
Balance, end of period	$100,716	$110,088	$117,533	$120,726	$130,172

Allowance for Unfunded Commitments
Balance, beginning of period	$15,462	$13,967	$14,002	$14,619	$15,280
Provision (benefit) for credit losses	617	1,495	(35)	(617)	(661)
Balance, end of period	$16,079	$15,462	$13,967	$14,002	$14,619

Allowance for lending related credit losses	$116,795	$125,550	$131,500	$134,728	$144,791

Provision for Credit Losses
Provision (benefit) for credit losses-loans	$(6,361)	$(6,808)	$(4,448)	$(6,466)	$16
Provision (benefit) for credit losses-unfunded commitments	617	1,495	(35)	(617)	(661)
Provision (benefit) for credit losses-held to maturity securities	—	—	(51)	3	(3)
Total provision (benefit) for credit losses	$(5,744)	$(5,313)	$(4,534)	$(7,080)	$(648)

Asset Quality
Nonaccrual loans	$59,100	$69,369	$82,375	$85,268	$91,718
Loans past due ninety days or more	246	550	861	97	171
Other real estate owned	1,422	1,927	4,744	6,314	6,236
Other repossessed assets	34	43	166	50	239
Total nonperforming assets	$60,802	$71,889	$88,146	$91,729	$98,364

Performing troubled debt restructured loans	$882	$817	$1,817	$2,122	$2,394

Nonperforming Assets Activity
Balance, beginning of period	$71,889	$88,146	$91,729	$98,364	$94,970
Net loan (charge offs)/recoveries	(3,011)	(637)	1,255	(2,980)	(1,450)
New nonperforming loans	1,575	5,886	6,908	7,989	14,936
Reduction of nonperforming loans(1)	(8,448)	(18,429)	(8,581)	(10,948)	(8,884)
Net OREO/repossessed assets sales proceeds and losses	(1,203)	(3,077)	(3,165)	(696)	(1,208)
Balance, end of period	$60,802	$71,889	$88,146	$91,729	$98,364

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.58%	0.70%	0.84%	0.85%	0.91%
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	0.59	0.71	0.86	0.87	0.94
Ratio of nonperforming assets to total assets	0.32	0.37	0.46	0.50	0.54
Annualized ratio of net loan charge-offs/(recoveries) to average loans	0.12	0.03	(0.05)	0.12	0.06
Allowance for loan credit losses as a percent of loans	0.99	1.11	1.19	1.21	1.30
Allowance for lending related credit losses as a percent of loans	1.15	1.26	1.33	1.35	1.44
Allowance for loan credit losses as a percent of nonperforming loans	169.71	157.45	141.20	141.42	141.66
Loans delinquent 30-89 days as a percent of total loans	0.10	0.07	0.12	0.17	0.16

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$6,501,664	$32,620	2.03%	$6,730,511	$30,637	1.81%	$5,693,097	$30,443	2.17%
Nontaxable(1)	1,106,951	7,851	2.88	964,712	7,082	2.91	730,565	5,700	3.16
Total securities	7,608,615	40,471	2.16	7,695,223	37,719	1.94	6,423,662	36,143	2.28
Interest on deposits with other banks and short-term investments	216,451	71	0.13	218,809	86	0.16	204,488	66	0.13
Federal funds sold	11	—	—	—	—	—	14,020	1	0.03
Loans:(2)
Commercial and industrial(1)	2,744,383	27,053	4.00	2,614,685	26,465	4.02	2,500,250	28,222	4.58
PPP loans	132,050	4,323	13.28	302,829	8,106	10.62	992,517	10,149	4.15
Owner occupied commercial real estate	2,243,522	21,278	3.85	2,166,768	22,007	4.03	1,778,829	19,565	4.46
Non-owner occupied commercial real estate	2,060,548	21,163	4.17	1,996,186	21,744	4.32	1,937,564	22,121	4.63
Real estate construction	847,250	9,276	4.44	837,716	9,390	4.45	806,315	9,698	4.88
Agricultural and agricultural real estate	745,348	7,006	3.81	697,521	7,089	4.03	681,279	8,051	4.79
Residential mortgage	843,881	8,085	3.89	853,208	8,615	4.01	849,923	9,830	4.69
Consumer	426,714	4,655	4.42	417,114	4,793	4.56	405,475	5,367	5.37
Less: allowance for credit losses-loans	(111,606)	—	—	(118,142)	—	—	(134,198)	—	—
Net loans	9,932,090	102,839	4.20	9,767,885	108,209	4.40	9,817,954	113,003	4.67
Total earning assets	17,757,167	143,381	3.27%	17,681,917	146,014	3.28%	16,460,124	149,213	3.68%
Nonearning Assets	1,472,805			1,469,774			1,504,599
Total Assets	$19,229,972			$19,151,691			$17,964,723
Interest Bearing Liabilities
Savings	$8,889,950	$2,394	0.11%	$8,609,596	$2,160	0.10%	$8,032,308	$2,430	0.12%
Time deposits	1,071,675	583	0.22	1,048,785	1,008	0.38	1,233,682	1,965	0.65
Short-term borrowings	119,588	46	0.16	176,956	123	0.28	240,037	152	0.26
Other borrowings	372,187	3,560	3.88	371,918	3,554	3.79	411,132	3,300	3.26
Total interest bearing liabilities	10,453,400	6,583	0.26%	10,207,255	6,845	0.27%	9,917,159	7,847	0.32%
Noninterest Bearing Liabilities
Noninterest bearing deposits	6,497,753			6,607,095			5,778,571
Accrued interest and other liabilities	164,615			164,663			194,614
Total noninterest bearing liabilities	6,662,368			6,771,758			5,973,185
Equity	2,114,204			2,172,678			2,074,379
Total Liabilities and Equity	$19,229,972			$19,151,691			$17,964,723
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$136,798			$139,169			$141,366
Net interest spread(1)			3.01%			3.01%			3.36%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.12%			3.12%			3.48%
Interest bearing liabilities to earning assets	58.87%			57.73%			60.25%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Total Assets
Arizona Bank & Trust	$1,903,616	$1,969,184	$1,808,943	$1,645,816	$1,614,740
Bank of Blue Valley	1,419,999	1,441,980	1,460,751	1,419,003	1,425,434
Citywide Banks	2,647,931	2,696,695	2,685,554	2,611,842	2,632,199
Dubuque Bank and Trust Company	2,292,161	2,235,630	1,968,612	1,990,040	1,932,234
First Bank & Trust	2,896,897	2,878,173	2,855,671	2,882,969	2,991,053
Illinois Bank & Trust	1,708,750	1,686,038	1,680,558	1,671,240	1,584,561
Minnesota Bank & Trust	877,851	865,825	872,291	955,638	995,692
New Mexico Bank & Trust	2,578,150	2,623,597	2,586,951	2,494,257	2,356,918
Premier Valley Bank	1,230,458	1,224,396	1,198,540	1,126,807	1,062,607
Rocky Mountain Bank	716,300	713,930	718,956	646,821	620,800
Wisconsin Bank & Trust	1,210,498	1,224,689	1,209,954	1,252,096	1,264,009
Total Deposits
Arizona Bank & Trust	$1,732,187	$1,768,793	$1,617,732	$1,450,248	$1,453,888
Bank of Blue Valley	1,185,749	1,179,294	1,192,868	1,168,617	1,178,114
Citywide Banks	2,275,838	2,291,912	2,282,703	2,174,237	2,231,320
Dubuque Bank and Trust Company	1,793,770	1,750,071	1,705,753	1,471,564	1,565,782
First Bank & Trust	2,454,620	2,397,350	2,367,353	2,361,391	2,427,920
Illinois Bank & Trust	1,575,274	1,496,262	1,509,847	1,512,106	1,426,426
Minnesota Bank & Trust	752,210	719,489	734,292	762,549	813,693
New Mexico Bank & Trust	2,332,574	2,308,939	2,206,099	2,195,838	2,077,304
Premier Valley Bank	1,074,076	1,051,286	988,579	963,459	896,715
Rocky Mountain Bank	648,497	640,757	602,155	568,961	549,894
Wisconsin Bank & Trust	1,063,490	1,070,161	1,048,367	1,093,119	1,067,735

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$47,853	$47,568	$53,911	$59,593	$50,801
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,623	1,713	1,814	1,907	1,988
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$49,476	$49,281	$55,725	$61,500	$52,789

Average common equity (GAAP)	$2,003,499	$2,061,973	$2,072,593	$1,980,904	$1,963,674
Less average goodwill	576,005	576,005	576,005	576,005	576,005
Less average core deposit and customer relationship intangibles, net	31,931	34,018	36,279	38,614	41,399
Average tangible common equity (non-GAAP)	$1,395,563	$1,451,950	$1,460,309	$1,366,285	$1,346,270
Annualized return on average common equity (GAAP)	9.69%	9.15%	10.32%	12.07%	10.49%
Annualized return on average tangible common equity (non-GAAP)	14.38%	13.47%	15.14%	18.05%	15.90%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$134,679	$137,194	$142,543	$141,218	$139,605
Plus tax-equivalent adjustment(1)	2,119	1,975	1,714	1,762	1,761
Net interest income, fully tax-equivalent (non-GAAP)	$136,798	$139,169	$144,257	$142,980	$141,366

Average earning assets	$17,757,167	$17,681,917	$17,123,824	$16,819,978	$16,460,124

Annualized net interest margin (GAAP)	3.08%	3.08%	3.30%	3.37%	3.44%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.12	3.12	3.34	3.41	3.48
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.05	0.05	0.08	0.09	0.12

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$1,827,929	$2,071,473	$2,061,547	$2,049,081	$1,945,502
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit and customer relationship intangibles, net	30,934	32,988	35,157	37,452	39,867
Tangible common equity (non-GAAP)	$1,220,990	$1,462,480	$1,450,385	$1,435,624	$1,329,630

Common shares outstanding, net of treasury stock	42,369,908	42,275,264	42,250,092	42,245,452	42,173,675
Common equity (book value) per share (GAAP)	$43.14	$49.00	$48.79	$48.50	$46.13
Tangible book value per common share (non-GAAP)	$28.82	$34.59	$34.33	$33.98	$31.53

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,220,990	$1,462,480	$1,450,385	$1,435,624	$1,329,630

Total assets (GAAP)	$19,239,225	$19,274,549	$18,996,225	$18,371,006	$18,244,427
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit and customer relationship intangibles, net	30,934	32,988	35,157	37,452	39,867
Total tangible assets (non-GAAP)	$18,632,286	$18,665,556	$18,385,063	$17,757,549	$17,628,555
Tangible common equity ratio (non-GAAP)	6.55%	7.84%	7.89%	8.08%	7.54%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Net interest income (GAAP)	$134,679	$137,194	$142,543	$141,218	$139,605
Tax-equivalent adjustment(1)	2,119	1,975	1,714	1,762	1,761
Fully tax-equivalent net interest income	136,798	139,169	144,257	142,980	141,366
Noninterest income	34,569	32,730	32,724	33,164	30,317
Securities (gains)/losses, net	(2,872)	(1,563)	(1,535)	(2,842)	30
Unrealized (gain)/loss on equity securities, net	283	27	(112)	(83)	110
Valuation adjustment on servicing rights	(1,658)	(502)	(195)	526	(917)
Adjusted revenue (non-GAAP)	$167,120	$169,861	$175,139	$173,745	$170,906

Total noninterest expenses (GAAP)	$110,797	$115,386	$110,627	$103,376	$102,423
Less:
Core deposit and customer relationship intangibles amortization	2,054	2,169	2,295	2,415	2,516
Partnership investment in tax credit projects	77	2,549	2,374	1,345	35
(Gain)/loss on sales/valuation of assets, net	46	214	(3)	183	194
Acquisition, integration and restructuring costs	576	1,989	204	210	2,928
Adjusted noninterest expenses (non-GAAP)	$108,044	$108,465	$105,757	$99,223	$96,750
Efficiency ratio, fully tax-equivalent (non-GAAP)	64.65%	63.86%	60.38%	57.11%	56.61%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$340	$—	$—	$44	$534
Occupancy	—	—	—	1	9
Furniture and equipment	—	—	7	41	607
Professional fees	236	1,989	145	63	670
Advertising	—	—	11	6	156
(Gain)/loss on sales/valuations of assets, net	—	—	39	—	—
Other noninterest expenses	—	—	2	55	952
Total acquisition, integration and restructuring costs	$576	$1,989	$204	$210	$2,928
After tax impact on diluted earnings per common share(1)	$0.01	$0.05	$—	$—	$0.05

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.